UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 26, 2026

SAVARA INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32157	84-1318182
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1717 Langhorne Newtown Road, Suite 300
Langhorne, PA 19047
(Address of principal executive offices, including zip code)

(512) 614-1848

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SVRA	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On January 26, 2026, Savara Inc. (the “Company”) entered into a First Amendment (the “First Amendment”) to the Loan and Security Agreement, dated March 26, 2025 (the “Loan Agreement”), with the lenders party thereto (the “Lenders”) and Hercules Capital, Inc., as administrative agent and collateral agent. As amended, the Loan Agreement provides for the Company to borrow up to an aggregate of $105 million of term loans.

The First Amendment reset the timing and conditions to the Company’s ability to draw up to $75 million of additional term loans under the Loan Agreement, subject in each case to FDA approval of the Company’s MOLBREEVI product candidate for the treatment of aPAP (the “Approval Milestone”).

Pursuant to the First Amendment, upon achievement of the Approval Milestone, the Company may borrow up to $75 million of additional term loans under the Loan Agreement, as follows:

•	Up to $45 million through the earlier of (i) 120 days following the Approval Milestone or (ii) June 30, 2027 (the “First Post-Approval Tranche”).

•

Beginning upon the earlier of the full draw or expiration of the First Post-Approval Tranche, up to $30 million through the earlier of (i) 120 days following the Approval Milestone or (ii) June 30, 2027.

The First Amendment extended the dates by which the Company may be required to comply with two financial covenants, extending the initial date for compliance with the unrestricted cash requirement to April 1, 2027, and the date for compliance with the minimum trailing six-month revenue covenant to September 30, 2027, if its market capitalization falls below the previously reported thresholds for each respective covenant.

The First Amendment grants the Lenders a first-priority perfected security interest in the Company’s intellectual property that will convert to a negative pledge if the Company terminates the Purchase and Sale Agreement dated as of October 29, 2025 with funds managed by RTW Investments, LP (the “Purchase Agreement”) prior to receiving funds under the Purchase Agreement and so long as the Company maintains $50 million or more in unrestricted cash.

The foregoing description of the First Amendment is qualified in its entirety by reference to the full text of the First Amendment, which the Company plans to file with its Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01, “Entry into a Material Definitive Agreement,” is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 27, 2026		SAVARA INC.
a Delaware corporation

	By:	/s/ Dave Lowrance
Dave Lowrance
Chief Financial and Administrative Officer